Exhibit 99.2

Press Release

RELM Wireless Adds Voice over Internet Protocol (VoIP) Capability to BK Radio APCO Project 25 Digital Radio Base Stations

WEST MELBOURNE, Fla, May 5, 2005 – RELM Wireless Corporation (OTC Bulleting Board: RELM - News) today announced that its BK Radio V Series digital base stations, compliant with the APCO Project 25 (P25) standard for public safety digital radio equipment, will now offer the added capability to transmit and receive signals via the VoIP (Voice over Internet Protocol) standard for Web-based voice communications.

Combining VoIP and P25 digital LMR (land mobile radio) brings new unique advantages to public safety and homeland security agencies, according to RELM President and CEO David Storey. “VoIP extends the communication area of P25 digital radios, while the radio network remains private and independent of the cellular and conventional telephone networks as well as the commercial utilities,” Storey comments. “While enabling remote access and control, VoIP adds great practical value to the P25 digital radio systems that are fundamental to emergency responders, and in our case, does so without adding comparable cost.

The addition of VoIP to the BK Radio P25 product line is the latest in a host of new products and enhancements introduced by RELM in recent months,” Storey continues. “RELM is one of only a few companies on the leading edge of digital radio products in full compliance with APCO Project 25 specifications. Interoperable with other manufacturers’ equipment in compliance with the same P25 specs, our BK Radio digital product line offers distinctive practical advantages at lower cost than competitors’ comparable products. VoIP is the most recent result of our aggressive product development program that has dynamically expanded our product capabilities and options as well as our addressable markets, especially for P25 digital products that are driving accelerated growth in our industry,” Storey concludes.

For nearly six decades, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications, including disaster recovery.  Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM/BK and RELM. The company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: reliance on overseas manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company’s personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company’s subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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Source:  RELM Wireless Corporation